Exhibit 99.1

EPAM Announces Agreement to Acquire NEORIS

The acquisition will expand EPAM’s delivery capabilities in Latin America and Europe and increase client value across key industries

Newtown, PA, USA, and Miami, FL, USA, September 4, 2024 – EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, announced today that it has entered into an agreement to acquire NEORIS, a Miami-headquartered global advanced technology consultancy with more than 4,700 professionals across major talent hubs in Latin America, Spain and the U.S. The sellers are funds managed by Advent International, one of the largest and most experienced global private equity investors, and Cemex, a global construction materials company.

NEORIS specializes in delivering complex digital engagement and transformation projects for clients in the Americas and Europe, across various industries, such as Manufacturing, Banking, CPG & Retail, Telco & Media, among others. They utilize their strong software development and technology consulting expertise in multiple domains, including Digital Experience, Engineering, SAP, Data, Analytics, ML & AI, Interactive UX, Digital Strategy and Enterprise Architecture.

“NEORIS’ commitment to engineering quality, innovation, and strong level of client engagement, combined with their deep expertise across our key industry segments, makes them the best partner for us,” said Arkadiy Dobkin, CEO & President at EPAM. “This combination will significantly strengthen our presence in LATAM while we continue to enhance our differentiated delivery capabilities across Europe, India and APAC.”

The addition of NEORIS will create a market offering for clients across Latin America and in Spanish- and Portuguese-speaking markets, while broadening EPAM’s global and nearshore delivery capabilities across North America and Europe.

“We are thrilled about the opportunities this acquisition brings. Partnering with EPAM allows us to lead the global digital transformation wave while continuing to deliver exceptional technology solutions to our clients,” said Martin Mendez, CEO of NEORIS. “Together, we will accelerate technology and business transformation solutions for our now even more diversified client portfolio.”

“Cemex founded NEORIS more than 20 years ago and led it to become a global leader in technology consultancy," said Fernando Gonzalez, CEO of Cemex. "We are proud of its track record and the role it has played in Cemex becoming an industry pioneer in digital technologies. We look forward to continuing our collaboration with the newly combined team. This transaction is part of Cemex 's efforts to focus on its core businesses and aligns with our ongoing acquisitions and portfolio rebalancing strategy.”

NEORIS and Cemex expect to continue partnering to further Cemex’s leadership in providing a superior customer experience through digital technologies.

Advent has significant experience and knowledge in the Business Services industry, having invested in 90 companies worldwide. This investment marked Advent’s fifth in the IT services space.

To learn about career opportunities at EPAM, visit www.epam.com/careers.

Details Regarding Proposed Acquisition of NEORIS
The acquisition is subject to customary closing conditions, including the receipt of necessary regulatory clearances, and is expected to close in the fourth quarter of 2024. Orrick is serving as legal advisor to EPAM and Simpson Thacher & Bartlett; Creel, García-Cuéllar, Aiza y Enríquez; Martínez, Quintero, Mendoza, Gonzáles, Laguado, & De la Rosa; DLA Piper; Freshfields Bruckhaus Deringer; and Pérez-Llorca are serving as legal advisors to NEORIS and its shareholders, and Canaccord Genuity is serving as its financial advisor.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has used its software engineering expertise to become a leading global provider of digital engineering, cloud and AI-enabled transformation services, and a leading business and experience consulting partner for global enterprises and ambitious startups. We address our clients' transformation challenges by focusing EPAM Continuum's integrated strategy, experience and technology consulting with our 30+ years of engineering execution to speed our clients' time to market and drive greater value from their innovations and digital investments.

We make GenAI real with our AI LLM orchestration, testing and engineering solutions, EPAM DIAL, EPAM EliteA™ and EPAM AI/RUN™, respectively.

We deliver globally but engage locally with our expert teams of consultants, architects, designers and engineers, making the future real for our clients, our partners, and our people around the world. We believe the right solutions are the ones that improve people's lives and fuel competitive advantage for our clients across diverse industries. Our thinking comes to life in the experiences, products and platforms we design and bring to market.

Added to the S&P 500 and the Forbes Global 2000 in 2021 and recognized by Glassdoor and Newsweek as a Top 100 Best Workplace, our multidisciplinary teams serve customers across six continents. We are proud to be among the top 15 companies in Information Technology Services in the Fortune 1000 and to be recognized as a leader in the IDC MarketScapes for Worldwide Experience Build Services, Worldwide Experience Design Services and Worldwide Software Engineering Services as well as a leader in the 2024 Gartner® Magic Quadrant™ for Custom Software Development Services, Worldwide.* Learn more at www.epam.com and follow us on LinkedIn.

*Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About NEORIS
NEORIS is a leading global digital accelerator, with more than 20 years of experience, which helps companies and organizations around the world to take the leap towards innovation, through the design and implementation of disruptive and sustainable solutions so that they can develop their activities in a more efficient and a competitive way.

Headquartered in Miami, Florida, NEORIS has operations in the US, Europe and Latin America and has more than 400 active clients. It is the first and only IT consulting company in Latin America that received the SAP® global services certification and among its global partners it counts industry majors such as Microsoft, Amazon Web Services, Oracle and Salesforce.
To learn more, visit www.neoris.com or LinkedIn.

About Cemex
Cemex is a global construction materials company that is building a better future through sustainable products and solutions. Cemex is committed to achieving carbon neutrality through relentless innovation and industry-leading research and development. Cemex is at the forefront of the circular economy in the construction value chain and is pioneering ways to increase the use of waste and residues as alternative raw materials and fuels in its operations with the help of new technologies. Cemex offers cement, ready-mix concrete, aggregates, and urbanization solutions in growing markets around the world, powered by a multinational workforce focused on providing a superior customer experience enabled by digital technologies. For more information, please visit: www.Cemex.com.

About Advent
Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in 420 private equity investments across 43 countries, and as of December 31, 2023, had $94 billion in assets under management*. With 15 offices in 12 countries, Advent has established a globally integrated team of over 300 private equity investment professionals across North America, Europe, Latin America, and Asia. The firm focuses on investments in five core sectors, including business and financial services; health care; industrial; retail, consumer, and leisure; and technology. For 40 years, Advent has been dedicated to international investing and remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies.

For more information, visit
Website: www.adventinternational.com
LinkedIn: www.linkedin.com/company/advent-international

*Assets under management include assets attributable to Advent advisory clients as well as employee and third-party co-investment vehicles.

Forward-Looking Statements
This press release includes certain statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Such forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Those future events and trends may relate to, among other things, the closing of the Acquisition, which may not close on the terms or timing anticipated, or at all, the satisfaction or waiver of any conditions to the closing of the Acquisition, the anticipated impacts or benefits of the Acquisition, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets and the broader economy, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in our most recent Annual Report on Form 10-K and the factors discussed in our Quarterly Reports on Form 10-Q, particularly under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and other filings with the Securities and Exchange Commission. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.